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                                    Exhibit D



                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS
                     (Northwestern Mutual Series Fund, Inc.)


         THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Assignment") is made and entered into as of January 1, 2002 by and between NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC, a Wisconsin limited liability company ("NMIS"), formerly known as Northwestern Mutual Investment Services, Inc., a Wisconsin corporation, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin mutual life insurance company and Wisconsin corporation ("Northwestern Mutual"; NMIS and Northwestern Mutual hereinafter, collectively, "Assignor") and MASON STREET ADVISERS, LLC, a Delaware limited liability company ("Assignee").

                                    RECITALS

         A. NMIS is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and as a broker dealer under the Securities Exchange Act of 1934, as amended, but is refocusing its business to concentrate on its broker dealer operations and, in connection therewith effective January 1, 2002 (the "Effective Date"), is transferring all of its investment advisory contracts with third parties to Assignee;

         B. Assignee is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and its employees include all of the individuals who, prior to the Effective Date, in their capacities as officers of NMIS or otherwise, have been responsible for giving investment advice to Northwestern Mutual Series Fund, Inc. (the "Series Fund"), formerly known as Northwestern Mutual Variable Life Series Fund, Inc., pursuant to certain Investment Advisory Agreements identified in Schedule A-1 hereto (the "Advisory Agreements") with the Series Fund;

         C. NMIS and Assignee are entities under the common control of Northwestern Mutual;

         D. Assignor is the Manager named in the Advisory Agreements;

         E. Although co-named as a Manager under the Advisory Agreements, Northwestern Mutual's duties thereunder have been limited to providing certain administrative, back office and other support services to enable NMIS to perform the investment advisory duties of Manager thereunder, and Northwestern Mutual's


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duties and services under the Advisory Agreements in no event have included the giving of advice as to the advisability of investing in, purchasing, or selling securities or the power to determine what securities or other property shall be purchased or sold by Portfolios of the Series Fund;

         F. Assignee and Northwestern Mutual have entered into a separate Administrative Services Agreement, dated as of the Effective Date, pursuant to which Northwestern Mutual will continue to provide certain administrative, back office and other support services to enable Assignee to perform the investment advisory duties of Manager under the Advisory Agreements;

         G. NMIS is the "Adviser" or "Advisor" named in the Sub-Advisory Agreements identified in Schedule A-2 hereto (the "Sub-Advisory Agreements"); and

         H. Assignor desires to assign, and Assignee desires to assume, the rights, duties, obligations, and liabilities of Assignor as Manager under the Advisory Agreements, and NMIS desires to assign, and Assignee desires to assume, the rights, duties, obligations, and liabilities of NMIS as Adviser under the Sub-Advisory Agreements.

         NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Assignment, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Effective as of the Effective Date, Assignor hereby transfers, conveys, and assigns to Assignee all of its right, title, and interest in, to and under the Advisory Agreements, and NMIS hereby transfers, conveys, and assigns to Assignee all of its right, title, and interest in, to and under the Sub-Advisory Agreements, in each case, together with all related rights and interests including, without limitation, those with respect to third party brokers, brokerage accounts, and other accounts and relationships relating to performance of Assignor's duties and obligations under the Advisory Agreements and NMIS's duties and obligations under the Sub-Advisory Agreements.

                  2. Assignee hereby accepts the transfer, conveyance, and assignment of the Advisory Agreements and Sub-Advisory Agreements from Assignor and assumes all rights, duties, obligations, and liabilities of Assignor under the Advisory Agreements and Sub-Advisory Agreements accruing from and after the Effective Date.


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


                  3. Assignor represents and warrants to Assignee that (i) Assignor is the owner of all of the rights of Manager under the Advisory Agreements; (ii) Assignor has the power, right and authority to enter into this Assignment and to assign all of its right, title and interest in and to the Advisory Agreements to Assignee; and (iii) Assignor has not previously assigned, pledged or otherwise disposed of or encumbered its interest in the Advisory Agreements.

                  4. NMIS represents and warrants to the other parties hereto that (i) NMIS is the owner of all of the rights of Adviser under the Sub-Advisory Agreements and has the right and authority to enter into this Assignment and to assign all of its right, title and interest in and to the Sub-Advisory Agreements to Assignee; (ii) Assignor has the power, right and authority to enter into this Assignment and to assign all of its right, title and interest in and to the Sub-Advisory Agreements to Assignee; and (iii) Assignor has not previously assigned, pledged or otherwise disposed of or encumbered its interest in the Sub-Advisory Agreements.

                  5. Assignee represents and warrants to Assignor that Assignee has the power, right and authority to enter into this Assignment; and Assignee is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

                  6. This Assignment shall be governed by the laws of the State of Wisconsin, and shall be binding upon and shall inure to the benefit of Assignor, Assignee, and their respective legal representatives, heirs, successors, and assigns.

                  7. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


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



         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.


         ASSIGNOR:
                           NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC, a Wisconsin limited liability company

                           By: /s/ David B. Wescoe
                              -----------------------------------------------
                                   David B. Wescoe, President and Chief
                                   Executive Officer


                           THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation


                           By: /s/ Mason G. Ross
                              -----------------------------------------------
                                   Mason G. Ross, Executive Vice
                                   President and Chief Investment Officer



         ASSIGNEE:
                           MASON STREET ADVISERS, LLC, a Delaware limited liability company


                           By: /s/ Mark G. Doll
                              ---------------------------------------
                                   Mark G. Doll, President


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ACKNOWLEDGEMENT AND CONSENT


The undersigned acknowledges the terms of the foregoing Assignment and Assumption of Contracts and consents thereto.

NORTHWESTERN MUTUAL SERIES
FUND, INC., a Maryland corporation

By: /s/ Mark G. Doll
  -----------------------------------------
         Mark G. Doll, Vice President and Treasurer



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                                  SCHEDULE A-1


      INVESTMENT ADVISORY AGREEMENTS BETWEEN NORTHWESTERN MUTUAL INVESTMENT
           SERVICES, LLC* AND NORTHWESTERN MUTUAL SERIES FUND, INC.**


Investment Advisory Agreement
Northwestern Mutual Series Fund, Inc. -
T. Rowe Price Small Cap Value Portfolio, International Growth Portfolio, Capital Guardian Domestic Equity Portfolio and Asset Allocation Portfolio 6/29/01

Investment Advisory Agreement
Northwestern Mutual Series Fund, Inc. - Small Cap Growth Stock Portfolio
4/29/99

Investment Advisory Agreement
Northwestern Mutual Series Fund, Inc. - Index 400 Stock Portfolio
4/29/99

Investment Advisory Agreement
Northwestern Mutual Variable Life Series Fund, Inc. - International Equity Portfolio
4/29/94

Investment Advisory Agreement
Northwestern Mutual Variable Life Series Fund, Inc. - Growth and Income Stock Portfolio
4/29/94

Investment Advisory Agreement
Northwestern Mutual Variable Life Series Fund, Inc. - Index 500 Stock Portfolio 4/29/94

Investment Advisory Agreement
Northwestern Mutual Variable Life Series Fund, Inc. - Balanced Portfolio
4/29/94

Investment Advisory Agreement
Northwestern Mutual Variable Life Series Fund, Inc. - Money Market Portfolio 4/29/94


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Investment Advisory Agreement
Northwestern Mutual Variable Life Series Fund, Inc. - Select Bond Portfolio 4/29/94

Investment Advisory Agreement
Northwestern Mutual Variable Life Series Fund, Inc. - High Yield Bond Portfolio 4/29/94

Investment Advisory Agreement
Northwestern Mutual Variable Life Series Fund, Inc. - Aggressive Growth Stock Portfolio
4/29/94

Investment Advisory Agreement
Northwestern Mutual Variable Life Series Fund, Inc. - Growth Stock Portfolio 4/15/94









*        f/k/a Northwestern Mutual Investment Services, Inc.
**       f/k/a Northwestern Mutual Variable Life Series Fund, Inc.


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                                  SCHEDULE A-2


         SUB-ADVISORY AGREEMENTS BETWEEN NORTHWESTERN MUTUAL INVESTMENT
                    SERVICES, LLC* AND CERTAIN SUB-ADVISERS


Investment Sub-Advisory Agreement
Templeton Investment Counsel, Inc.
Northwestern Mutual Life Series Fund, Inc. - International Equity Portfolio 04/24/94

Investment Sub-Advisory Agreement
J.P. Morgan Investment Management Inc.
Northwestern Mutual Variable Life Series Fund, Inc. - Growth and Income Stock Portfolio
04/15/94

Sub-Advisory Agreement
Capital Guardian Trust Company
Northwestern Mutual Series Fund, Inc. - Capital Guardian Domestic Equity
Portfolio
6/29/01

Sub-Advisory Agreement
T. Rowe Price Associated, Inc.
Northwestern Mutual Series Fund, Inc. - T. Rowe Price Small Cap Value Portfolio 6/29/01













*        f/k/a Northwestern Mutual Investment Services, Inc.


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